Exhibit 99.1

                          CONSENT OF DIRECTOR DESIGNEE


                                                                 August 21, 2000



To the Board of Directors of
Hannibal Capital Corp.:

     I hereby consent to be named as a designee to serve as a director of Hannibal Capital Corp., a Delaware corporation, in Post-Effective Amendment No. 1 to Registration Statement on Form SB-2, and I hereby further consent to the use of my name and the statements with respect to me included in the Registration Statement.



                                           /s/ Ralph Bianculli
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